Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS OF

ASENSUS SURGICAL, INC.,

a Delaware corporation

August 22, 2024

-i-

-ii-

SECOND AMENDED AND RESTATED

BYLAWS OF

ASENSUS SURGICAL, INC.,

a Delaware corporation

ARTICLE I

OFFICES

Section 1.    Principal Executive Office. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or without the State of California. If the principal executive office is located outside the State of California and the Corporation has one or more business offices in the State of California, then the Board of Directors shall fix and designate a principal business office in the State of California.

Section 2.    Other Offices. Other business offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.    Place and Conduct of Meetings. Meetings of shareholders shall be held at any place within or without the State of California that may be designated by the Board of Directors. In the absence of any such designation, shareholder meetings will be held at the principal executive office of the Corporation or at any place consented to in writing by all persons entitled to vote at such meeting, given before or after the meeting and filed with the Secretary of the Corporation.

If authorized by the Board of Directors, in its sole discretion, and subject to the consent requirement in Section 20(b) of the California Corporations Code and any guidelines and procedures that the Board of Directors may adopt, shareholders not physically present in person or by proxy at a meeting of shareholders may, by electronic transmission by and to the Corporation, as provided in Sections 20 and 21 of the California Corporations Code, or by electronic video screen communication, participate in a meeting of shareholders, be deemed present in person or by proxy, and vote, at a meeting of shareholders whether the meeting is to be held at a designated place or in whole or in part by means of electronic transmission by and to the Corporation or by electronic video screen communication, in accordance with the following paragraph.

A meeting of the shareholders may be conducted, in whole or in part, by electronic transmission by and to the Corporation or by electronic video screen communication if (i) the Corporation implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings, and (ii) the Corporation maintains a record of any shareholder votes or other shareholder actions taken at the meeting by means of electronic transmission to the Corporation or electronic video screen communication. Any request by the Corporation to a shareholder pursuant to Section 20(b) of the California Corporations Code for consent to conduct a meeting of shareholders by electronic transmission shall include a notice that, absent consent of the shareholder pursuant to Section 20(b) of the California Corporations Code, the meeting shall be held at a physical location in accordance with the first paragraph of this Section 1.

Section 2.    Annual Meetings. The annual meeting of shareholders shall be held each year at a time and on such date as may be designated by the Board of Directors. At the meeting, directors shall be elected and any other business may be transacted that is properly brought before the meeting.

Section 3.    Special Meetings. A special meeting of the shareholders may be called at any time by the Board of Directors, the Chairperson of the Board, the President or the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting.

Upon request in writing to the Corporation specifying the time of the special meeting and the general nature of the business to be transacted at the special meeting and addressed to the attention of the Chairperson of the Board, the President, any Vice President or the Secretary by any persons (other than the Board of Directors) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the persons entitled to call the meeting may give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

Section 4.    Notice of Shareholders’ Meetings. Written notice of each annual or special meeting of shareholders shall be given not less than ten (10) (or, if sent by third-class mail, thirty (30)) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at the meeting. The notice shall specify the place, date and hour of the meeting, the means of electronic transmission by and to the Corporation or electronic video screen communication, if any, by which shareholders may participate in that meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters that the Board of Directors, at the time the notice is given, intends to present for action by the shareholders (but, subject to the provisions of the next paragraph of this Section 4 and applicable law, any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board of Directors for election.

Any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, pursuant to Section 310, 902, 1152, 1201, 1900 or 2007 of the California Corporations Code shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

Section 5.    Manner of Giving Notice; Affidavit of Notice. Notice of any shareholders’ meeting or any report shall be given either personally, by electronic transmission by the Corporation, or by first-class mail, or, if the Corporation has outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the California Corporations Code) on the record date for the shareholders’ meeting, notice may also be sent third-class mail, or other means of written communication, addressed to the shareholder at the address of the shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no address for that shareholder appears on the Corporation’s books or is given, notice may be given at the place where the Corporation’s principal executive office is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally, sent by electronic transmission by the Corporation, deposited in the mail, or sent by other means of written communication.

If any notice or report mailed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the Corporation makes the document available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

Notice given by electronic transmission by the Corporation as provided above shall be valid only if it complies with Section 20 of the California Corporations Code. Notwithstanding the foregoing, notice shall not be given by electronic transmission by the Corporation as provided in this section after either (i) the Corporation is unable to deliver two consecutive notices to the shareholder by that means, or (ii) the inability to so deliver the notices to the shareholder becomes known to the Secretary, any Assistant Secretary, the transfer agent, or other person responsible for the giving of the notice.

An affidavit of mailing or electronic transmission by the Corporation of any notice or report in accordance with the provisions of the California General Corporation Law, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation, shall be prima facie evidence of the giving of the notice or report.

Section 6.    Quorum. Unless otherwise provided in the Articles of Incorporation, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum or, if required by the California General Corporation Law or the Articles of Incorporation, the vote of a greater number of shares or voting by classes.

Section 7.    Adjourned Meeting and Notice Thereof. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy at the meeting, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 6 of this Article II.

When any shareholders’ meeting, either annual or special, is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place (or the means of electronic transmission by and to the Corporation or electronic video screen communication, if any, by which shareholders may participate) are announced at the meeting at which the adjournment is taken. If the adjournment is for more than forty-five (45) days from the date set for the original meeting or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with Sections 4 and 5 of this Article II. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 8.    Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 702 through 704 of the California Corporations Code.

Except with respect to cumulative voting rights set forth in this Section 8, and except as may be otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders. Any shareholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections of directors to office; but, if the shareholder fails to specify the number of shares the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares the shareholder is entitled to vote.

The affirmative vote of a majority of the shares represented and voting at a duly-held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or by the Articles of Incorporation.

Every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit; provided, however, that no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes that the shareholder normally is entitled to cast) unless the candidate’s or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such a notice, all shareholders entitled to vote may cumulate their votes for candidates in nomination.

In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by those shares, are elected. Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

Section 9.    Waiver of Notice; Consent. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote that was not present, in person or by proxy, provides a written waiver of notice or consent to the holding of the meeting or an approval of the minutes of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes of the meeting, unless otherwise provided in the Articles of Incorporation or these Bylaws and except as provided in the second paragraph of Section 4 of this Article II.

A shareholder’s attendance at a meeting shall also constitute a waiver of notice of and presence at the meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Further, attendance at a meeting does not constitute a waiver of any right to object to the consideration of matters required by the California General Corporation Law to be included in the notice of the meeting but not so included, if the objection is expressly made at the meeting.

Section 10.    Shareholder Action by Written Consent without a Meeting. Unless otherwise provided in the Articles of Incorporation, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, as specified in Section 195 of the California Corporations Code, setting forth the action so taken, shall be provided by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

Notwithstanding the first paragraph of this Section 10, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided that the shareholders may elect a director to fill a vacancy, other than a vacancy created by removal, by the written consent of a majority of the outstanding shares entitled to vote.

Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent personally or by proxy by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. The revocation is effective upon its receipt by the Secretary of the Corporation.

Unless the consents of all shareholders entitled to vote have been solicited in writing, both of the following shall apply: (i) notice of any shareholder approval pursuant to Section 310, 317, 1152, 1201 or 2007 of the California Corporations Code without a meeting by less than unanimous written consent shall be given as provided in Section 5 of this Article II at least ten (10) days before the consummation of the action authorized by that approval; and (ii) prompt notice shall be given as provided in Section 5 of this Article II of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing.

Section 11.    Record Date. For purposes of determining the shareholders entitled to notice of any meeting or to vote at a meeting or give written consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting, or not more than sixty (60) days prior to any other action.

If the Board of Directors does not so fix a record date:

(i)    The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(ii)    The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, if no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.

(iii)    The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the adjournment is to a date more than forty-five (45) days after the date set for the original meeting.

Only shareholders of record on the Corporation’s books at the close of business on the record date are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement or in the California General Corporation Law.

Section 12.    Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to those shares. A proxy must be either a written authorization signed by the shareholder (or the shareholder’s attorney-in-fact) or an electronic transmission authorized by the shareholder (or the shareholder’s attorney-in-fact), in either case giving another person or persons power to vote with respect to the shares of such shareholder. A proxy shall be deemed signed if the shareholder’s name or other authorization is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission, or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A proxy may be transmitted by an oral telephonic transmission if it is submitted with information from which it may be determined that the proxy was authorized by the shareholder or the shareholder’s attorney-in-fact.

No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. A proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in Section 705 of the California General Corporation Law. Such revocation may be effected (i) by a writing delivered to the Corporation stating that the proxy is revoked, (ii) by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or (iii) as to any meeting, by attendance at the meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

The revocability of a proxy that states on its face that it is irrevocable shall be governed by Section 705(e) and (f) of the California Corporations Code.

Section 13.    Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at such meeting or any adjournment thereof. If no inspectors of election are so appointed, the Chairperson of any such meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more shareholders or one or more shareholder’s proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairperson of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

The inspectors of elections shall (i) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; (ii) receive votes, ballots or consents; (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote; (iv) count and tabulate all votes or consents; (v) determine when the polls shall close; (vi) determine the result; and (vii) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

Section 1.    Powers. Subject to limitations of the Articles of Incorporation or these Bylaws and the provisions of the California General Corporation Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 2.    Number of Directors. The authorized number of directors of the Corporation shall be two (2), subject to the provisions of Section 212 of the California Corporations Code, until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

Section 3.    Election and Term of Office. Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4.    Resignation; Vacancies. A vacancy in the Board of Directors shall be deemed to exist in the event that (a) any director dies, resigns, or is removed by the shareholders or an appropriate court, as provided in Section 303 or 304 of the California Corporations Code, (b) the Board of Directors declares vacant the office of a director that has been declared of unsound mind by order of court or convicted of a felony, (c) the authorized number of directors is increased, or (d) the shareholders fail, at any shareholders’ meeting at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

Any director may resign effective upon giving written notice to the Chairperson of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

Vacancies in the Board of Directors, except for a vacancy created by the removal of a director, may be filled by approval of the Board of Directors or, if the number of directors then in office is less than a quorum, by (i) the unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the California Corporations Code, or (iii) a sole remaining director. A vacancy on the Board of Directors created by the removal of a director may be filled only by the vote of a majority of the shares represented and voting at a duly-held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected to fill a vacancy shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent, other than to fill a vacancy created by removal, shall require the consent of holders of a majority of the outstanding shares entitled to vote.

Section 5.    Place of Meetings. Regular meetings of the Board of Directors may be held at any place within or without the State of California that has been designated from time to time by the Board of Directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board of Directors may be held at any place within or without the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

Section 6.    Annual Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the Board of Directors, for the purpose of organization, election of officers, and the transaction of other business as desired. Notice of this meeting will not be required unless some place other than the place of the annual shareholders’ meeting has been designated.

Section 7.    Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call as provided in a resolution adopted by the Board of Directors from time to time. Such regular meetings may be held without notice.

Section 8.    Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairperson of the Board, the President, any Vice President, the Secretary or by any two directors. Special meetings of the Board of Directors will be held on four (4) days’ notice by first class mail, postage prepaid, or forty-eight (48) hours’ notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, electronic mail, or other electronic means. Any such notice shall be addressed or delivered in accordance with the contact information reflected in the records of the Corporation or as given to the Corporation by the director for purposes of notice or, if such contact information is not shown on the Corporation’s records or is not readily ascertainable, at the principal executive office of the Corporation. The notice need not specify the purpose of the meeting.

Section 9.    Waiver of Notice. Notice of a meeting need not be given to any director who: (i) provides a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof in writing, whether before or after the meeting, or (ii) attends the meeting without protesting the lack of notice before or at the beginning of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10.    Quorum. A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present will be regarded as the act of the Board of Directors, subject to the provisions of Section 310, 311 and 317(e) of the California Corporations Code, the Articles of Incorporation, these Bylaws and other applicable law. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting or by such greater number, if any, required by the California General Corporation Law, the Articles of Incorporation or these Bylaws.

Section 11.    Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

Section 12.    Notice of Adjournment. Notice of the time and place of resuming a meeting that has been adjourned need not be given unless the adjournment is for more than twenty-four (24) hours, in which case notice of such adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

Section 13.    Action without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors and shall have the same force and effect as a unanimous vote of such directors.

Section 14.    Remote Participation in Meetings. Members of the Board of Directors may participate in a meeting through use of conference telephone, electronic video screen communication or electronic transmission by and to the Corporation in accordance with Sections 20 and 21 of the California Corporations Code. Participation in a meeting through use of conference telephone or electronic video screen communication constitutes presence in person at that meeting as long as all members participating in the meeting are able to hear one another. Participation in a meeting through electronic transmission by and to the Corporation (other than conference telephone and electronic video screen communication) constitutes presence in person at that meeting if both of the following apply: (i) each member participating in the meeting can communicate with all of the other participating members concurrently; and (ii) each member is provided the means of participating in all matters before the Board of Directors, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the Corporation.

Section 15.    Fees and Compensation. Directors and members of committees of the Board of Directors may receive compensation, if any, for their services, and reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

ARTICLE IV

COMMITTEES

Section 1.    Committees of the Board. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, to replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have all the authority of the Board of Directors, except with respect to: (i) the approval of any action for which the California General Corporation Law also requires the approval by the shareholders or by the outstanding shares; (ii) the filling of vacancies on the Board of Directors or any committee of the Board of Directors; (iii) the fixing of compensation of directors for service on the Board of Directors or any committee of the Board of Directors; (iv) the amendment or repeal of these Bylaws or the adoption of new bylaws; (v) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable; (vi) a distribution to the shareholders, except at a rate, in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board of Directors; or (vii) the appointment of any other committees of the Board of Directors or the members of such committees.

Section 2.    Meetings and Actions of Committees. Meetings and actions of committees will be governed by, and held and taken in accordance with, bylaw provisions applicable to meetings and actions of the Board of Directors, as provided in Section 5 and Sections 7 through 14 of Article III of these Bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that (i) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; (ii) special meetings of committees may also be called by resolution of the Board of Directors; and (iii) notice of special meetings of committees shall also be given to all alternate members who will have the right to attend all meetings of the committee. Subject to the provisions of these Bylaws, the Board of Directors shall have the power to prescribe the manner in which proceedings of any committee shall be conducted, and, in the absence of prescription by the Board of Directors, a committee shall have the power to prescribe the manner in which its proceedings shall be conducted.

ARTICLE V

OFFICERS

Section 1.    Officers. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairperson of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

Section 2.    Appointment. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by, and shall serve at the pleasure of, the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

Section 3.    Subordinate Officers. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 4.    Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors at any time or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors (subject, in each case, to the rights, if any, of an officer under any contract of employment).

Any officer may resign at any time by giving written notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in these Bylaws for regular appointments to that office.

Section 6.    Chairperson of the Board. The Chairperson of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no Chief Executive Officer or President, then the Chairperson of the Board shall also be the general manager and chief executive officer of the Corporation and shall have the powers and duties thereof.

Section 7.    President. Subject to such powers given by the Board of Directors or these Bylaws to the Chairperson of the Board, if any, the President will be the general manager and chief executive officer of the Corporation and will, subject to the control of the Board of Directors, have general supervision, direction and control over the business and officers of the Corporation. The President will preside at all meetings of the shareholders and, in the absence of the Chairperson of the Board or if there is no Chairperson of the Board, will also preside at meetings of the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of President of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 8.    Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have such other powers of, and be subject to all of the restrictions upon, the President. The Vice Presidents shall have such other powers and duties as from time to time may be prescribed for them by the Board of Directors, these Bylaws, or the President (or Chairperson of the Board if there is no President).

Section 9.    Secretary. The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may order, a book of minutes of meetings and actions of the Board of Directors, committees of the Board of Directors and shareholders.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates, if any, issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors and of any committees thereof required to be given by law or these Bylaws, and shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 10.    Chief Financial Officer. The Chief Financial Officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all transactions conducted as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE VI

INDEMNIFICATION

Section 1.    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the California General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such indemnitee in connection therewith; provided, however, that, except as provided in Section 2 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the California General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise (hereinafter an “undertaking”).

Section 2.    Right of Indemnitee to Bring Suit. If a claim under Section 1 of this Article VI is not paid in full by the Corporation within forty-five (45) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the California General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article VI or otherwise shall be on the Corporation.

Section 3.    Non-Exclusivity of Rights. The rights of indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire (i) for breach of duty to the Corporation and its shareholders while acting in the capacity of a director or officer of the Corporation to the extent the additional rights to indemnification are authorized in the Articles of Incorporation in a provision adopted under paragraph (11) of Section 204(a) of the California Corporations Code or (ii) for acts, omissions or transactions while acting in the capacity of, or while serving as, a director or officer of the Corporation but not involving breach of duty to the Corporation and its shareholders, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the Articles of Incorporation.

Section 4.    Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the California General Corporation Law.

Section 5.    Indemnification of Employees or Agents of the Corporation. The Corporation may (but shall not be obligated), to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors or officers of the Corporation.

Section 6.    Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VI, to the fullest extent not prohibited by the California General Corporation Law or any other applicable law.

Section 7.    Nature of Rights and Effect of Amendment. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, repeal or modification of any provision of this Article VI by the shareholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE VII

RECORDS AND REPORTS

Section 1.    Maintenance and Inspection of Share Register. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar (if either be appointed), a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation, or who hold at least one percent (1%) of the outstanding voting shares of the Corporation and have filed a Schedule 14A with the United States Securities and Exchange Commission, shall have the absolute right to do either of the following: (i) inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the Corporation, or (ii) obtain from the transfer agent of the Corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The record of shareholders will also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand upon the Corporation, for a purpose reasonably related to such holder’s interests as a shareholder or holder of a voting trust certificate. Any inspection or copying under this Section 1 may be made in person or by agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 2.    Maintenance and Inspection of Bylaws. The Corporation will keep at its principal executive office or, if is principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of the Bylaws as amended to date, which will be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office is outside the State of California and the Corporation has no principal business office in the State of California, then the Secretary of the Corporation shall, on the written request of any shareholder, furnish to that shareholder a copy of the Bylaws as amended to date.

Section 3.    Maintenance and Inspection of other Corporate Records. The minutes of proceedings of the shareholders, Board of Directors, and committees of the Board of Directors, and the accounting books and records, will be kept at the principal executive officer of the Corporation, or at such other place or places as designated by the Board of Directors. The minutes and the accounting books and records will be kept either in written form or in a form capable of being converted into written form. The minutes and accounting books and records will be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts. These rights of inspection will extend to the records of each subsidiary of the Corporation.

Section 4.    Inspection by Directors. Every director will have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts.

Section 5.    Annual Report to Shareholders; Waiver. The Board of Directors will cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the Corporation. The report will be sent to the shareholders at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) prior to the annual meeting of shareholders to be held during the next fiscal year and in the manner specified for giving notice to shareholders in Section 5 of Article II of these Bylaws. If approved by the Board of Directors, the report and any companying materials sent pursuant to Section 1501 of the California Corporations Code may be sent by electronic transmission.

The annual report shall contain (i) a balance sheet as of the end of the fiscal year, (ii) an income statement for the fiscal year, (iii) a statement of cash flows for the fiscal year, (iv) any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation, and (v) any other reports or documents as required pursuant to Section 1501 of the California Corporations Code.

The foregoing requirement of an annual report shall be waived so long as the shares of the Corporation are held by fewer than one hundred (100) holders of record (determined as provided in Section 605 of the California Corporations Code).

Section 6.    Financial Statements. If no annual report for a fiscal year has been sent to shareholders, the Corporation will, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of that fiscal year, deliver or mail to the shareholder making the request, within thirty (30) days after receipt of the request, (i) a balance sheet as of the end of the fiscal year, (ii) an income statement for the fiscal year, and (iii) a statement of cash flows for the fiscal year.

A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the Corporation may make a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then-current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the Corporation as of the end of the period and, in addition, if no annual report for the last fiscal year has been sent to the shareholders, (i) a balance sheet as of the end of the last fiscal year, (ii) an income statement for the last fiscal year, and (iii) a statement of cash flows for the last fiscal year. The statements will be delivered or mailed to the shareholder making the request within thirty (30) days after receipt of the request. A copy of the statements shall be kept on file in the principal office of the Corporation for twelve (12) months and shall be exhibited at all reasonable times to any shareholder demanding an examination of the statements or a copy shall be mailed to the shareholder.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

ARTICLE VIII

GENERAL MATTERS

Section 1.    Checks; Drafts; Evidences of Indebtedness. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by the person or persons and in the manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 2.    Contracts and Instruments: How Executed. Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to one or more specific instances. Unless so authorized or later ratified by the Board of Directors, no officer, agent, employee or other person purporting to act on behalf of the Corporation shall have any power or authority to bind the Corporation in any way, to pledge the Corporation’s credit, or to render the Corporation liable for any purpose or for any amount.

Section 3.    Representation of Shares of Other Corporations. The President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of this Corporation, or any other person authorized by the Board of Directors or President or a Vice President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized so to do by proxy or power of attorney duly executed by such person having the authority.

Section 4.    Certificates for Shares. The shares shall not be certificated. Subject to Section 416(b) of the California Corporations Code, every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation (i) by the Chairperson or Vice Chairperson of the Board or the President or a Vice President and (ii) by the Chief Financial Officer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors may provide; but any certificate issued to represent any partly-paid shares, or any initial transaction statement issued for any partly-paid shares that are uncertificated securities, shall state the total amount of the consideration to be paid therefor and the amount paid thereon.

Section 5.    Lost Certificates. Except as provided in this Section 5, no new certificates for shares shall be issued to replace a previously-issued certificate unless the previously-issued certificate is surrendered to the Corporation or its transfer agent or registrar for cancellation at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is alleged to have been lost, stolen or destroyed (as evidenced by a written affidavit or affirmation of such fact), authorize the issuance of a new certificate to replace the previously-issued certificate, and the Corporation may require that it be given a bond (or other adequate security) sufficient to indemnify the Corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.    Electronic Transmission. References to “electronic transmission” by and to the Corporation shall be governed by Sections 20 and 21 of the California Corporations Code, including any requirement for consent and other procedures.

Section 7.    Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws.

ARTICLE IX

AMENDMENTS

Section 1.    Amendment by Board of Directors or Shareholders. Except as otherwise required by law or by the Articles of Incorporation, these Bylaws may be amended or repealed, and new bylaws may be adopted, by the approval of the Board of Directors or by the approval of the outstanding shares.